Exhibit 1

For Immediate Release	24 July 2015

WPP PLC (“WPP”)

2015 Interim announcement

WPP will announce its 2015 Interim results for the six months ended 30 June 2015 on 26 August 2015.

ENDS

Contact:

Feona McEwan, WPP	+ 44(0) 207 408 2204